UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2014

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Brenton W. Hatch, Chief Executive Officer, Harold Albert, Chief Operations Officer, and Andrew W. Limpert, Chief Financial Officer (the “Officers”) of Profire Energy, Inc. (the "Company") have entered or plan to enter into a Rule 10b5 1 trading plan (the “Plans”). The Officers plan to enter into the trading plans during the Company's current open trading window. Under the Plans, the shares are expected to be sold in the open market on a quarterly basis over a one-year period, regardless of whether the Officers becomes aware of any material non-public information concerning the Company. Collectively, the Plans allow for a maximum of 2,800,000 shares to be sold by the officers, but do not obligate Officers to participate.

The Plans are intended to facilitate their long-term financial- and tax-planning objectives and to provide for an orderly liquidation of a specific portion of the officers’ shares and to increase the number of shares available to the public. Any transactions under the Plans will be publicly reported through Form 4 filings with the Securities and Exchange Commission.

The Plans are intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and with the Company's Policy Statement Regarding Trading in Company Securities and Compliance with Federal Securities Laws.

The establishment and participation in the Plans is not indicative of any material change in the Company’s profitability, business prospects, or the Officers’ assessment of the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: August 29, 2014	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer